Luby’s Announces Five Year Growth Plan
- Company Announces New Credit Agreement -

HOUSTON, TX – July 19, 2007– Luby's, Inc. (NYSE: LUB) today announced a five year growth plan to develop 45 to 50 new units by 2012. Additionally, Luby’s announced the execution of a new five year credit agreement that provides a $50 million revolving line of credit which the Company has the option to increase, subject to the terms of the agreement, up to $50 million for a total line of credit of $100 million. This new agreement replaces the Company’s previous three year credit agreement in the amount of $45 million, which had a similar expansion feature for a total of $60 million. The new credit agreement generally permits the Company to incur other debt in connection with acquisitions, has more favorable debt covenants, more favorable Libor spreads and lower fees. The new credit agreement also provides for capital expenditures of 100 percent of trailing four quarter EBITDA, plus 75 percent of the preceding year’s unused portion of capital expenditures.

“We are committed to a long-term growth strategy through the development of new units, beginning with the new unit prototype that will open next month in Houston,” said Chris Pappas, President and CEO. “In 2008, we plan to build four to six stores using the new prototype. Implementing a disciplined progressive expansion pace, we expect to build 45 to 50 new stores over the next five years. We believe the expansion of new units will generate favorable unit sales and strong returns on investment creating an attractive long-term growth vehicle for the company.”

“We plan to use cash flow from operations as the initial primary source, along with our new credit line, to fund expansion, investment in existing stores and the development of our culinary services business,” said Mr. Pappas. “Our new five year credit agreement, with more favorable terms, replaces our three year credit agreement that was set to expire next year. This new credit agreement will be used to support the company’s unit expansion and possibly acquisitions. With our strong balance sheet and new credit agreement, we have additional financial flexibility that will support our long-term growth strategy.”

“The current cost environment in the restaurant industry remains challenging with rising food commodity costs and new minimum wage increases that will impact labor costs,” continued Mr. Pappas. “However, our experienced team has seen several highs and lows in the restaurant business over the past 30 years and although many restaurant company financial results are currently under pressure, we believe this softness is not permanent for our industry. We believe that strong organizations with solid offerings are able to weather industry downturns and maintain a long-term strategy to enhance shareholder value. As significant shareholders, Harris and I remain committed to the long-term success of Luby’s.”

About Luby’s
Luby’s operates 127 restaurants in Austin, Dallas, Houston, San Antonio, the Rio Grande Valley and other locations throughout Texas and other states.  Luby’s provides its customers with quality home-style food, value pricing, and outstanding customer service.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements contained  in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including any statements regarding plans for expansion of the company’s business, scheduled openings of new units, the implementation of our five year growth plan, our targeted compound annual growth rate, uses of proceeds of our new five year credit agreement, expectations concerning unit sales and investor returns, and expectations of industry conditions.

The company wishes to caution readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time to time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of the company.  The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our “forward-looking statements”: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of the company’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in the company’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

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